Exhibit 99.1

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Revenue Growth of 18 Percent for the First Quarter of 2012

Adjusted EPS increases to $0.50

CHICAGO, May 1, 2012 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported $22 million of adjusted net income, or $0.50 per share, for the first quarter of 2012, compared with $1 million of adjusted net income, or $0.03 per share, for the first quarter of last year.

•	Market share gains drove 18 percent consolidated revenue growth

•	Operating income margins expanded in all operating segments

•	LaSalle incentive fees and equity earnings reflected solid results for clients

•	Semi-annual dividend declared, increased to $0.20 per share from $0.15 per share

Summary Financial Results	Three Months Ended March 31,
($ in millions, except per share data)	2012	2011
Revenue	$813	$688
Fee Revenue[1]	$744	$641
Adjusted Net Income[2]	$22	$1
U.S. GAAP Net Income	$14	$1
Adjusted Earnings per Share[2]	$0.50	$0.03
Earnings per Share	$0.31	$0.03
Adjusted EBITDA[3]	$55	$28

Adjusted Operating Income Margin[1]	3.4%	1.9%
Adjusted EBITDA Margin[3]	7.4%	4.4%

See Financial Statement Notes 1-3 following the Financial Statements in this News Release.

“We drove strong first-quarter revenue and profit growth by building both market share and margins,” said Colin Dyer, President and Chief Executive Officer. “World real estate markets continue their cyclical recovery, and we will continue our successful drive for revenue and margin growth.”

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 2

Consolidated Performance Highlights

Consolidated revenue grew 18 percent for the quarter, 19 percent in local currency, to $813 million, driven by double-digit growth in all geographic segments and Real Estate Services business lines. This growth was achieved despite lower transactional market activity in many of the firm’s core markets. LaSalle Investment Management, which continued to perform well for its clients, delivered both incentive fees and equity earnings in the period. Strong revenue growth in the quarter resulted in improved operating income and margins in each of the firm’s operating segments.

Consolidated Revenue	Three Months Ended March 31,		% Change in LC
($ in millions, “LC” = local currency)	2012	2011
Real Estate Services (“RES”)
Leasing	$230.3	$209.8	11%
Capital Markets & Hotels	88.6	66.2	35%
Property & Facility Management	238.5	186.5	28%
Property & Facility Management Fee Revenue[1]	197.6	166.3	19%
Project & Development Services	105.1	93.7	14%
Project & Development Services Fee Revenue[1]	77.0	67.2	16%
Advisory, Consulting and Other	83.3	65.0	30%

Total RES Revenue	$745.8	$621.2	21%

Total RES Fee Revenue[1]	$676.8	$574.5	19%

LaSalle Investment Management
Advisory Fees	$57.3	$61.3	(6%)
Transaction Fees & Other	1.8	1.9	(5%)
Incentive Fees	8.4	3.5	143%

Total LaSalle Revenue	$67.5	$66.7	2%

Total Firm Revenue	$813.3	$687.9	19%

Total Firm Fee Revenue[1]	$744.3	$641.2	17%

Operating expenses, excluding restructuring and acquisition charges, were $790 million for the quarter, an increase of 17 percent, 18 percent in local currency, compared with $676 million in the first quarter of 2011. The increase was driven by higher fixed compensation resulting from an increased number of employees compared with a year ago, higher variable compensation from improved transactional revenue, and increases in vendor and subcontractor costs in the Property & Facility Management service line.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 3

First-quarter results also included $9 million of restructuring and acquisition charges4 and $2 million of intangible amortization related to the second quarter 2011 addition of King Sturge5.

A portion of the consolidated revenue and operating expense growth in the quarter resulted from new and expanded contracts in the Property & Facility Management and Project & Development Services (“PDS”) business lines for which U.S. GAAP gross accounting was required. Gross contract costs1, which are included in both revenue and expenses, totaled $69 million in the first quarter of 2012, compared with $47 million in the first quarter last year. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. On a fee revenue basis, consolidated firm revenue grew 17 percent in local currency, to $744 million, compared with the same period last year. Fee-based operating expenses1, excluding restructuring and acquisition charges, were $721 million for the quarter, an increase of 15 percent in U.S. dollars and local currency, compared with $629 million in the first quarter of 2011. Neither operating income nor net income was impacted by the exclusion of gross contract costs.

Balance Sheet and Dividend

Outstanding debt on the firm’s long-term credit facility increased by $169 million to $632 million during the quarter, driven by incentive compensation payments after the firm’s solid 2011 performance. The firm’s net debt position, which includes deferred acquisition obligations, was $868 million as of March 31, 2012. The firm continues to maintain its investment-grade ratings. Its low leverage balance sheet generated interest expense in the first quarter of $7.4 million, down from $8.0 million in the first quarter of 2011.

Reflecting confidence in the firm’s current trading prospects, the Board of Directors has announced a semi-annual dividend of $0.20 per share, a 33 percent increase from the $0.15 per share dividend payment made in December 2011. The dividend payment will be made on June 15, 2012, to holders of record at the close of business on May 15, 2012.

Business Segment Performance Highlights

Americas Real Estate Services

First-quarter revenue in the Americas region was $346 million, an increase of 20 percent over the prior year. Americas Leasing revenue grew 5 percent despite overall office leasing volumes dropping 23 percent in the United States. Excluding gross contract costs, Fee Revenue was $327 million in the first quarter of 2012, an increase of 15 percent from the first quarter of 2011. The growth was led by Property & Facility Management, which increased 32 percent on a fee revenue basis from last year, and Capital Markets & Hotels, which increased 41 percent.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 4

Americas Revenue	Three Months Ended March 31,		% Change in LC
($ in millions, “LC” = local currency)	2012	2011
Leasing	$149.7	$143.1	5%
Capital Markets & Hotels	27.8	19.8	41%
Property & Facility Management	104.4	66.8	57%
Property & Facility Management Fee Revenue[1]	85.6	65.3	32%
Project & Development Services	39.6	37.2	7%
Project & Development Services Fee Revenue[1]	39.5	37.2	7%
Advisory, Consulting and Other	24.8	20.6	21%

Operating Revenue	$346.3	$287.5	21%

Equity Earnings	—	0.6	n/m

Total Segment Revenue	$346.3	$288.1	20%

Total Segment Fee Revenue[1]	$327.4	$286.6	15%

n/m – not meaningful

Fee-based operating expenses were $316 million for the year, a 14 percent increase compared with the prior year. The increase was the result of higher fixed compensation costs due to a larger number of employees compared with a year ago and higher commission expenses related to improved transactional revenue.

Americas operating income improved to $12 million for the quarter, from $9 million in 2011. Operating income margin calculated as a percentage of Fee Revenue was 3.6 percent in 2012, compared with 3.0 percent in 2011. EBITDA for the quarter ended March 31, 2012, was $22 million, compared with $19 million last year.

EMEA Real Estate Services

EMEA’s first-quarter revenue was $213 million, compared with $168 million in the first quarter of 2011, an increase of 27 percent, 31 percent in local currency. Excluding gross contract costs, Fee Revenue in the region was $187 million, compared with $148 million last year, a 31 percent increase in local currency. The fee revenue increase was the result of growth and market share gains in the transactional businesses, the continued expansion of the Tetris fit-out business and the successful integration of the 2011 King Sturge acquisition.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 5

EMEA Revenue	Three Months Ended March 31,		% Change in LC
($ in millions, “LC” = local currency)	2012	2011
Leasing	$47.3	$37.2	33%
Capital Markets & Hotels	39.2	28.7	41%
Property & Facility Management	37.7	35.8	9%
Property & Facility Management Fee Revenue[1]	37.7	35.8	9%
Project & Development Services	50.6	38.4	37%
Project & Development Services Fee Revenue[1]	24.3	17.8	41%
Advisory, Consulting and Other	38.4	28.1	41%

Operating Revenue	$213.2	$168.2	31%
Equity Earnings	—	(0.1)	n/m

Total Segment Revenue	$213.2	$168.1	31%

Total Segment Fee Revenue[1]	$186.9	$147.5	31%

n/m – not meaningful

Fee-based operating expenses for the region were $197 million in the first quarter compared with $161 million in the first quarter of 2011. Gross contract costs in the region were $26 million in the first quarter compared with $21 million in the prior year. These gross contract costs are related to the Tetris fit-out business included in the PDS service line. Fee-based operating expenses include $2 million of King Sturge intangibles amortization5 in the first quarter of 2012.

The first quarter has historically been a seasonal loss-making quarter in the region; however, there was year-over-year margin improvement. Adjusting for the impact of King Sturge intangibles amortization, EMEA’s operating income margin calculated as a percentage of Fee Revenue was a 4.5 percent loss compared with an 8.9 percent loss in the first quarter of 2011. EBITDA for the quarter was a loss of $4 million, compared with a loss of $8 million in 2011.

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $186 million in the first quarter, compared with $166 million in 2011, an increase of 13 percent, 12 percent in local currency. Excluding gross contract costs, Fee Revenue increased $22 million to $163 million, or 15 percent, 14 percent in local currency. Continued expansion of the firm’s market-leading positions in the corporate occupier space and improved year-over-year performance in Australia drove the fee revenue improvement from last year. Despite investment volumes across Asia Pacific markets dropping 28 percent compared with a year ago, Capital Markets & Hotels revenue increased 19 percent in local currency from the first quarter of 2011.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 6

Asia Pacific Revenue	Three Months Ended March 31,		% Change in LC
($ in millions, “LC” = local currency)	2012	2011
Leasing	$33.3	$29.5	12%
Capital Markets & Hotels	21.6	17.7	19%
Property & Facility Management	96.4	83.9	14%
Property & Facility Management Fee Revenue[1]	74.3	65.2	12%
Project & Development Services	14.9	18.1	(19%)
Project & Development Services Fee Revenue[1]	13.2	12.2	6%
Advisory, Consulting and Other	20.1	16.3	24%

Operating Revenue	$186.3	$165.5	12%
Equity Earnings	0.1	—	n/m

Total Segment Revenue	$186.4	$165.5	12%

Total Segment Fee Revenue[1]	$162.6	$140.9	14%

n/m – not meaningful

Fee-based operating expenses were $156 million in the first quarter compared with $135 million in the first quarter of 2011, an increase of 15 percent, 13 percent in local currency. The year-over-year increase in fee-based operating expenses was due to a higher number of employees compared with a year ago, and to compensation increases, particularly in the growth markets of China and India.

Gross contract costs in the region were $24 million compared with $25 million in the first quarter of last year. The gross contract costs in Asia Pacific were attributable primarily to the Property & Facility Management business with some costs related to the PDS business.

Asia Pacific’s operating income margin calculated on a fee revenue basis was 4.3 percent compared with 3.9 percent in the first quarter of 2011. EBITDA for the quarter was $10 million, compared with $8 million in 2011.

LaSalle Investment Management

LaSalle Investment Management’s first-quarter advisory fees were $57 million, compared with $61 million in 2011. The business recognized $8 million of incentive fees resulting from investment performance for clients. The business also recognized nearly $12 million of equity earnings in the quarter, driven by the sale of a fund in Japan. Although the sale took place during the quarter, the associated incentive fees are expected to be recognized later in the year when all contingencies are satisfied.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 7

LaSalle Investment Management Revenue	Three Months Ended March 31,		% Change in LC
($ in millions, “LC” = local currency)	2012	2011
Advisory Fees	$57.3	$61.3	(6%)
Transaction Fees & Other	1.8	1.9	(5%)
Incentive Fees	8.4	3.5	143%

Operating Revenue	$67.5	$66.7	2%
Equity Earnings (Losses)	11.7	(2.5)	n/m

Total Segment Revenue	$79.2	$64.2	24%

n/m – not meaningful

LaSalle’s assets under management were $47 billion on March 31, 2012. Operating income margin was 34.2 percent in the first quarter, compared with 14.1 percent in the first quarter last year. EBITDA was $28 million, compared with $10 million in the first quarter of 2011.

Summary

The firm had a good start to the year in the seasonally slow first quarter with solid revenue growth from expanded market share gains and improved operating income margins. The firm’s business pipelines are encouraging against the backdrop of a mixed economic outlook across the globe.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 8

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2011 global revenue of $3.6 billion, Jones Lang LaSalle serves clients in 70 countries from more than 1,000 locations worldwide, including 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 2.1 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $47.2 billion of assets under management. For further information, please visit www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 ¦ 22 Hanover Square London W1A 2BN ¦ 9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives, and dividend payments of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2011, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

Jones Lang LaSalle Reports First-Quarter 2012 Results – Page 9

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, May 1 at 6:00 p.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 800 0896

• International callers:	+1 706 679 7364

• Pass code:	69902819

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=86398 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an email to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the first-quarter 2012 earnings call has been posted to the Investor Relations section of the company’s website www.joneslanglasalle.com.

Conference Call Replay

Available: 7:00 p.m. EDT Tuesday, May 1 through 11:59 p.m. EDT May 8 at the following numbers:

• U.S. callers:	+1 855 859 2056 or 1 800 585 8367

• International callers:	+1 404 537 3406

• Pass code:	69902819

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

###

JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three Months Ended March 31, 2012 and 2011

(in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$813,294	$687,864
Operating expenses:
Compensation and benefits	537,516	461,357
Operating, administrative and other	232,596	196,126
Depreciation and amortization	19,659	18,315
Restructuring and acquisition charges	8,952	—

Total operating expenses	798,723	675,798

Operating income	14,571	12,066
Interest expense, net of interest income	7,426	7,963
Equity earnings (losses) from unconsolidated ventures	11,848	(1,971)

Income before income taxes and noncontrolling interest	18,993	2,132
Provision for income taxes	4,824	533

Net income	14,169	1,599
Net income attributable to noncontrolling interest	145	109

Net income attributable to the Company	$14,024	$1,490

Net income attributable to common shareholders	$14,024	$1,490

Basic earnings per common share	$0.32	$0.03

Basic weighted average shares outstanding	43,605,273	42,846,799

Diluted earnings per common share	$0.31	$0.03

Diluted weighted average shares outstanding	44,685,138	44,359,055

EBITDA	$45,933	$28,301

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three Months Ended March 31, 2012 and 2011

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$346,223	$287,445
Equity earnings	49	653

Total segment revenue	346,272	288,098
Gross contract costs[1]	(18,896)	(1,554)

Total segment fee revenue	327,376	286,544

Operating expenses:
Compensation, operating and administrative expenses	324,550	269,557
Depreciation and amortization	9,884	9,908

Total segment operating expenses	334,434	279,465
Gross contract costs[1]	(18,896)	(1,554)

Total fee-based segment operating expenses	315,538	277,911

Operating income	$11,838	$8,633

EBITDA	$21,722	$18,541

EMEA
Revenue:
Operating revenue	$213,178	$168,245
Equity earnings (losses)	14	(113)

Total segment revenue	213,192	168,132
Gross contract costs[1]	(26,340)	(20,604)

Total segment fee revenue	186,852	147,528

Operating expenses:
Compensation, operating and administrative expenses	217,495	176,310
Depreciation and amortization	6,202	4,909

Total segment operating expenses	223,697	181,219
Gross contract costs[1]	(26,340)	(20,604)

Total fee-based segment operating expenses	197,357	160,615

Operating loss	$(10,505)	$(13,087)

EBITDA	$(4,303)	$(8,178)

ASIA PACIFIC
Revenue:
Operating revenue	$186,362	$165,450
Equity earnings	52	—

Total segment revenue	186,414	165,450
Gross contract costs[1]	(23,816)	(24,640)

Total segment fee revenue	162,598	140,810

Operating expenses:
Compensation, operating and administrative expenses	176,360	156,999
Depreciation and amortization	3,088	2,945

Total segment operating expenses	179,448	159,944
Gross contract costs[1]	(23,816)	(24,640)

Total fee-based segment operating expenses	155,632	135,304

Operating income	$6,966	$5,506

EBITDA	$10,054	$8,451

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$67,531	$66,724
Equity earnings (losses)	11,733	(2,511)

Total segment revenue	79,264	64,213
Operating expenses:
Compensation, operating and administrative expenses	51,706	54,618
Depreciation and amortization	486	552

Total segment operating expenses	52,192	55,170

Operating income	$27,072	$9,043

EBITDA	$27,558	$9,595

Total segment revenue	825,142	685,893
Reclassification of equity earnings (losses)	11,848	(1,971)

Total revenue	$813,294	$687,864

Total operating expenses before restructuring charges	789,771	675,798

Operating income before restructuring charges	$23,523	$12,066

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

March 31, 2012, December 31, 2011 and March 31, 2011

(in thousands)

	March 31, 2012 (Unaudited)	December 31, 2011	March 31, 2011 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,846	$184,454	$100,951
Trade receivables, net of allowances	807,650	907,772	698,292
Notes and other receivables	98,788	97,315	89,703
Warehouse receivables	—	—	113,257
Prepaid expenses	52,484	45,274	38,577
Deferred tax assets	49,078	53,553	78,359
Other	21,734	12,516	15,889

Total current assets	1,131,580	1,300,884	1,135,028

Property and equipment, net of accumulated depreciation	244,672	241,415	202,774
Goodwill, with indefinite useful lives	1,784,275	1,751,207	1,479,418
Identified intangibles, with finite useful lives, net of accumulated amortization	49,241	52,590	29,189
Investments in real estate ventures	236,298	224,854	178,158
Long-term receivables	53,477	54,840	59,263
Deferred tax assets	199,205	186,605	144,081
Other	130,179	120,241	119,719

Total assets	$3,828,927	$3,932,636	$3,347,630

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$403,758	$436,045	$335,228
Accrued compensation	381,813	655,658	354,898
Short-term borrowings	28,599	65,091	42,517
Deferred tax liabilities	6,044	6,044	3,942
Deferred income	50,165	58,974	44,506
Deferred business acquisition obligations	32,736	31,164	153,540
Warehouse facility	—	—	113,257
Other	90,458	95,641	117,467

Total current liabilities	993,573	1,348,617	1,165,355

Noncurrent liabilities:
Credit facilities	632,000	463,000	278,000
Deferred tax liabilities	7,646	7,646	18,103
Deferred compensation	10,305	10,420	9,963
Pension liabilities	17,025	17,233	4,741
Deferred business acquisition obligations	276,226	267,896	138,784
Minority shareholder redemption liability	18,542	18,402	33,775
Other	118,892	105,042	83,882

Total liabilities	2,074,209	2,238,256	1,732,603

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 43,624,291, 43,470,271 and 42,910,988 shares issued and outstanding as of March 31, 2012, December 31, 2011 and March 31, 2011, respectively	436	435	429
Additional paid-in capital	915,352	904,968	889,118
Retained earnings	841,321	827,297	677,887
Shares held in trust	(7,153)	(7,814)	(6,270)
Accumulated other comprehensive income (loss)	1,917	(33,757)	50,709

Total Company shareholders’ equity	1,751,873	1,691,129	1,611,873
Noncontrolling interest	2,845	3,251	3,154

Total equity	1,754,718	1,694,380	1,615,027

Total liabilities and equity	$3,828,927	$3,932,636	$3,347,630

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2012 and 2011

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash used in operating activities	$(196,122)	$(197,179)
Cash used in investing activities	(16,149)	(31,587)
Cash provided by financing activities	129,663	77,820

Net decrease in cash and cash equivalents	(82,608)	(150,946)
Cash and cash equivalents, beginning of period	184,454	251,897

Cash and cash equivalents, end of period	$101,846	$100,951

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”), which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines, are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. Adjusted operating income excludes the impact of restructuring and acquisition charges and intangible amortization related to the King Sturge acquisition. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the quarters ended March 31, 2012, and March 31, 2011.

	Three Months Ended March 31,
($ in millions)	2012	2011
Revenue	$813.3	$687.9
Gross contract costs	(69.0)	(46.7)

Fee revenue	744.3	$641.2

Operating expenses	798.7	675.8
Gross contract costs	(69.0)	(46.7)

Fee-based operating expenses	729.7	$629.1

Operating income	$14.6	$12.1

Add:
Restructuring and acquisition charges	9.0	—
King Sturge intangible amortization	2.1	—

Adjusted operating income	$25.7	$12.1

Adjusted operating income margin	3.4%	1.9%

2.	Charges excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the quarters ended March 31, 2012, and March 31, 2011, are primarily Restructuring and acquisition charges and intangible amortization related to the King Sturge acquisition. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended March 31,
($ in millions, except per share data)	2012	2011
GAAP net income attributable to common shareholders	$14.0	$1.5
Shares (in 000s)	44,685	44,359

GAAP earnings per share	$0.31	$0.03

GAAP net income attributable to common shareholders	$14.0	$1.5
Restructuring and acquisition charges, net	6.7	—
King Sturge intangible amortization, net	1.6	—

Adjusted net income	22.3	1.5
Shares (in 000s)	44,685	44,359

Adjusted earnings per share	$0.50	$0.03

3.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges, and non-cash co-investment charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by fee revenue.

	Three Months Ended March 31,
($ in thousands)	2012	2011
Net income attributable to common shareholders	$14,024	$1,490
Add:
Interest expense, net of interest income	7,426	7,963
Provision for income taxes	4,824	533
Depreciation and amortization	19,659	18,315

EBITDA	$45,933	$28,301

Add:
Restructuring and acquisition charges	8,952	—

Adjusted EBITDA	$54,885	$28,301

Adjusted EBITDA margin	7.4%	4.4%

4.	Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5.	Intangible amortization from the second-quarter 2011 King Sturge acquisition is included in depreciation and amortization in the firm’s consolidated results, as well as in EMEA’s segment results, but has been excluded from adjusted operating income and adjusted net income.

6.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

7.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, to be filed with the Securities and Exchange Commission shortly.

8.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

9.	Certain prior year amounts have been reclassified to conform to the current presentation.